UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

SunPower Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPWR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SPWRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Second Amendment to 2023 Equity Incentive Plan

On March 25, 2026, SunPower Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved the Second Amendment (the “Second Amendment”) to the Company’s 2023 Equity Incentive Plan, as amended (as amended, the “2023 Plan”). The Second Amendment increases the total number of shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”), reserved for issuance under the 2023 Plan to 44,573,109 shares of Common Stock.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, filed as Exhibit 10.1 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Special Meeting on March 25, 2026. Set forth below are the final results of the voting with respect to each matter acted upon at the Special Meeting. The related proposals are described in further detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on February 20, 2026 (the “Proxy Statement”).

Proposal 1 - To approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of Common Stock as additional consideration pursuant to the Membership Interest Purchase Agreement, dated as of September 21, 2025, by and among SunPower Inc., Complete Solar, Inc., Chicken Parm Pizza LLC and Sunder Energy LLC in excess of 3,333,334 shares of Common Stock

The Company’s stockholders approved Proposal 1.

VOTES FOR	VOTES AGAINST	WITHHOLD/ ABSTAIN	BROKER NON-VOTES
74,998,001	264,302	45,127	—

Proposal 2 – To approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of Common Stock that may be issuable upon the conversion of an additional $22,225,000 aggregate principal amount of the Company’s 7.00% Convertible Senior Notes due 2029 (the “7.00% Notes” and such additional $22,225,000 aggregate principal amount of 7.00% Notes, the “Additional 7.0% Notes”), which Additional 7.0% Notes may become issuable by the Company following the exercise of an additional purchase option for the Additional 7.0% Notes pursuant to the various Note Purchase Agreements, dated as of September 21, 2025, between the Company and the purchasers party thereto

The Company’s stockholders approved Proposal 2.

VOTES FOR	VOTES AGAINST	WITHHOLD/ ABSTAIN	BROKER NON-VOTES
74,979,796	277,299	50,335	—

Proposal 3 – To approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of Common Stock as post-closing consideration pursuant to the Membership Interest Purchase Agreement, dated as of November 21, 2025, by and among SunPower Inc., Ambia Holdings, Inc. and Ambia Energy, LLC in excess of 16,620,910 shares of Common Stock

The Company’s stockholders approved Proposal 3.

VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
72,197,199	3,050,751	59,480	—

Proposal 4 – To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the increase of the aggregate commitment amount under the Amended White Lion Purchase Agreement (as defined in the Proxy Statement) from $30.0 million to $55.0 million shares of Common Stock

The Company’s stockholders approved Proposal 4,

VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
74,368,503	879,458	59,469	—

Proposal 5 – To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock (a) pursuant to the Standby Equity Purchase Agreement, dated January 27, 2026 between YA II PN, Ltd. (“Yorkville”), and SunPower Inc. (the “Yorkville Purchase Agreement”) and (b) upon the conversion of convertible promissory notes issued to Yorkville in connection with the Yorkville Purchase Agreement, in an amount that may be equal to or exceed 20% of the Common Stock outstanding as of January 27, 2026

The Company’s stockholders approved Proposal 5.

VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
74,010,772	1,250,720	45,938	—

Proposal 6 – To approve an amendment to the Company’s 2023 Equity Incentive Plan, as amended, to reserve an additional 8,000,000 shares of Common Stock for issuance under the 2023 Equity Incentive Plan, as amended

The Company’s stockholders approved Proposal 6.

VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
66,817,445	8,440,188	49,797	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Second Amendment to 2023 Equity Incentive Plan, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunPower Inc.

Dated: March 30, 2026	By:	/s/ Wendell Laidley
Wendell Laidley
Chief Financial Officer

3